SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of 1934


          Filed by the Registrant   [X]

          Filed by a Party other than the Registrant  [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)


                               RIO HOTEL & CASINO, INC.
                   (Name of Registrant as Specified In Its Charter)


                     (Name of Person(s) Filing Proxy Statement if
                              other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125  per Exchange Act  Rules  0-11(c)(1)(ii),  14a-6(i)(1),
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies:_________________________________________________________

               (2) Aggregate number of securities to which transaction applies:_________________________________________________________
               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________________________________________________


               (4)  Proposed maximum aggregate value of transaction:

               ____________________________________________________________

               (5)  Total fee paid:

               ____________________________________________________________

          [X]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:________________________________

               (2)  Form, Schedule or Registration Statement No.:__________

               ____________________________________________________________

               (3)  Filing Party:__________________________________________

               (4)  Date Filed:____________________________________________


                               RIO HOTEL & CASINO, INC.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                     May 16, 1995

          To the Stockholders of Rio Hotel & Casino, Inc.:

               The annual meeting of the stockholders of Rio Hotel & Casino, Inc. (the "Company") will be held at the Grand Sugarloaf Room, Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada 89103, on Tuesday, May 16, 1995 at 10:00 a.m. local time, for the following purposes:

               (1) to elect Anthony A. Marnell II, James A. Barrett, Jr., John A. Stuart, Thomas Y. Hartley and Peter M. Thomas as directors of the Company;

               (2) to approve and ratify the adoption of the 1995 Long-Term Incentive Plan;

               (3)  to   approve   and  ratify  an  amendment  to  the  1991
                    Directors' Stock Option Plan; and

               (4) to transact such other business as may properly come before the meeting.

               Only stockholders of record at the close of business on April 3, 1995 are entitled to notice of and to vote at the annual meeting. The stock transfer books will not be closed.

               Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO THE SECRETARY OF THE COMPANY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

               A copy of the 1994 Annual Report to Stockholders, including financial statements for the twelve months ended December 31, 1994, is enclosed.

                                        By order of the Board of Directors,


                                        /S/ SUSAN L. JOHNSON
                                        Susan L. Johnson, Secretary

          Dated: April 4, 1995

                               RIO HOTEL & CASINO, INC.
                                   PROXY STATEMENT

                                  TABLE OF CONTENTS
                                                                       PAGE
          VOTING SECURITIES............................................   1

          ELECTION OF DIRECTORS........................................   3
               Compensation to Non-Employee Directors..................   6
               Board of Directors Meetings.............................   6
               Committees of the Board of Directors....................   7

          COMPENSATION OF EXECUTIVE OFFICERS...........................   8
               Summary Compensation Table..............................   8
               Options/SAR Grants in Last Fiscal Year..................   9
               Aggregated Option/SAR Exercises in Last Fiscal
                    Year And Fiscal Year-End Option/SAR Values.........   9
               Compensation Committee and Incentive Plan Committee
                    Report on Executive Compensation...................  10
               Stock Performance Chart.................................  11

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............  12
               General   ..............................................  12
               Consulting, Construction, and Architectural
                    Services to and by Affiliates......................  12
               Services Provided by Related Parties....................  13
               Certain Real Estate Transactions with Focus 2000........  13
               Banking Relationships...................................  14
               Indemnification of Directors and Officers...............  14

          APPROVAL AND RATIFICATION OF
          THE 1995 LONG-TERM INCENTIVE PLAN............................  15
               Introduction............................................  15
               Purpose   ..............................................  15
               Administration and Eligibility..........................  16
               Option Price............................................  16
               Option Term.............................................  16
               Termination of Option...................................  16
               Federal Tax Consequences................................  17
               Restricted Share Awards.................................  17
               Change in Control of the Company........................  18
               Term and Amendment of Plan..............................  18

          RATIFICATION OF AMENDMENT TO 1991
          DIRECTOR'S STOCK OPTION PLAN.................................  18

          INTEREST IN CERTAIN MATTERS TO BE ACTED UPON.................  19

          COMPLIANCE WITH SECTION 16(a)
          OF THE SECURITIES EXCHANGE ACT OF 1934.......................  19

          INDEPENDENT PUBLIC ACCOUNTANTS...............................  19

          VOTING PROCEDURES............................................  20

          1996 ANNUAL MEETING OF STOCKHOLDERS..........................  20

          OTHER BUSINESS ..............................................  20



                               RIO HOTEL & CASINO, INC.
                               3700 West Flamingo Road
                                  Las Vegas, Nevada
                                        89103

                             ___________________________

                                   PROXY STATEMENT

               This Proxy Statement is furnished to the stockholders of Rio Hotel & Casino, Inc. (the "Company") in connection with the annual meeting of the Company to be held at the Grand Sugarloaf Room, Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada on Tuesday, May 16, 1995 at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting.

               THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 4, 1995. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to Susan L. Johnson, Secretary, at the Company's principal address before the annual meeting, by delivering to the Company a duly executed proxy bearing a later date, by notifying the Company at the annual meeting prior to the commencement of the annual meeting, or by voting in person by ballot at the annual meeting after notifying the inspectors of election of the stockholder's intention to do so prior to the commencement of the annual meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the annual meeting, or any adjournment thereof.

               None of the proposals to be voted on at the annual meeting creates a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

               The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

                                  VOTING SECURITIES

               The close of business on April 3, 1995 has been fixed by the
          Board of Directors as the record date for determination of stockholders entitled to vote at the annual meeting. The securities entitled to vote at the annual meeting consist of shares of common stock, par value $.01 ("Common Stock"), of the Company, with each share entitling its owner to one vote. Common Stock is the only outstanding class of voting securities authorized by the Company's Articles of Incorporation. The Company's Articles of Incorporation grant to the Board of
          Directors the discretion to issue Class II Preferred Stock, in series, with various rights, preferences and privileges, including, among others, voting rights. However, none of the Class II Preferred Stock is presently outstanding. The 8% Cumulative Convertible Preferred Stock, which is authorized by the Company's Articles of Incorporation but not presently outstanding, does not possess general voting rights.

               The number of outstanding shares of Common Stock at the close of business on February 28, 1995 was 21,265,746. The number of shares outstanding may change between such date and April 3, 1995 if any currently exercisable options to purchase the Company's Common Stock are exercised, if the Company elects to repurchase and cancel any shares in open market or privately negotiated transactions, or if the Company otherwise authorizes the issuance or repurchase of any shares. The stockholders do not possess the right to cumulate their votes for the election of directors.

               The following is a list of persons who beneficially owned more than 5% of the outstanding Common Stock of the Company, and the ownership of those executive officers named in the Summary Compensation Table (see page 11) and all officers and directors as a group at the close of business on February 28, 1995 according to record-ownership listings as of that date, according to the Securities and Exchange Commission Forms 3 and 4 and Schedules 13D and 13G of which the Company has received copies, and according to verifications as of February 28, 1995:

                                                 Amount and      Percent
          Title           Name and Address       Nature of          of
            of          of Beneficial Owner      Beneficial      Class(2)
          Class                               Ownership(1)(2)

          Common      Anthony A. Marnell II     5,035,780(3)      23.3%
                      4495 S. Polaris Avenue
                      Las Vegas, Nevada
                      89103

          Common      Lud J. Corrao             1,287,728(4)       6.0%
                      P.O. Box 12907
                      Reno, Nevada 89510

          Common      Dean P. Petersen          1,110,910(5)       5.2%
                      2900 Las Vegas Blvd.
                      South
                      Las Vegas, Nevada
                      89109

          Common      James A. Barrett, Jr.       225,741(6)       1.1%


          Common      Harlan D. Braaten            62,050(7)        *


          Common      Putnan Investments,       1,853,725(8)       8.7%
                      Inc.
                      One Post Office Square
                      Boston, Massachusetts
                      02109


          Common      Gilder, Gagnon, Howe &    1,800,088(9)       8.4%
                      Co.
                      1775 Broadway
                      New York, New York
                      10019

          Common      All executive officers   6,406,790(10)      29.4%
                      and directors as a
                      group
                      (7 persons)

          ___________________
               *Less than one percent.

               (1)Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.

               (2)Includes shares issuable upon exercise of options which are exercisable within 60 days of the stated date.

               (3)Includes options to purchase 196,000 shares issuable to Mr. Marnell under the NSOP, as defined below, which are not listed below. Mr. Marnell beneficially owns the following shares which are held of record by the following entities:


                                             Common Stock

          A.A. Marnell II Family Revocable       68,167
          Living Trust(a)

          Certain trusts established for        900,000
          the benefit of Mr. Marnell's
          family(a)

          Marnell Corrao, Inc. ("Marnell      1,052,851
          Corrao")

          MarCor Partnership ("MCP")(b)       2,818,762
                                              _________

               Total Shares                   4,839,780


                         (a)Mr.  Marnell  holds  sole  voting and
                    investment power over the shares held by his family trusts.

                         (b)Mr. Marnell and Marnell Corrao, which
                    is controlled by Mr. Marnell, together own approximately 97% of MCP, a general partnership. Messrs. Marnell and Barrett are the managing partners of MCP.

               (4)Of the shares currently held by Mr. Corrao, 25,000 are held directly and 1,262,728 are held through the Lud Corrao Family Trust.

               (5)Includes options to purchase  20,000  shares  issuable to
          Mr. Petersen under the Directors' Plan, as defined below. Mr. Petersen's shares are held of record by The Dean and Mary Petersen Living Trust of 1975.

               (6)Includes options to purchase 99,000 shares issuable to Mr. Barrett under the NSOP. Of the shares currently held by Mr. Barrett, 2,000 shares are held in his individual retirement account; 3,000 shares are held in certain of his spouse's accounts; 36,000 shares are held by the Barrett Family Revocable Living Trust through a family corporation and 50 shares are held directly by the trust; and 85,691 shares are held by MCP reflecting Mr. Barrett's 3.04% ownership in MCP; because of Mr. Marnell's dominant ownership control of MCP, the Company has not included all of MCP's shares within Mr. Barrett's beneficial ownership. A proposed reorganization of MCP is anticipated to cause all of MCP's shares to also be included with Mr. Barrett's beneficial ownership. Not included are 2,000 shares held in certain trusts for which Mr. Barrett is sole trustee.

               (7)Includes options to purchase 34,000 shares issuable to Mr. Braaten under the NSOP.

               (8)Putnam Investments, Inc. reported on a Schedule 13G, dated January 30, 1995, that it has shared voting power with respect to 92,400 of such shares and shared dispositive power with respect to all of such shares.

               (9)Gilder,  Gagnon, Howe & Co. reported on an  Amendment  to
          Schedule 13G, dated February 9, 1995, that it has shared voting and dispositive power with respect to 69,650 of such shares and sole dispositive power with respect to 1,730,438 of such shares.

               (10)Includes options to purchase 329,000 shares under the NSOP and options to purchase 64,000 shares under the Directors' Plan.
[/FN]

                                ELECTION OF DIRECTORS

               The Board of Directors presently consists of five persons. The Bylaws of the Company provide for a Board of Directors consisting of one to ten persons who are elected until the next annual meeting. Directors are to serve until their successors are elected and have qualified.

               Director Dean P. Petersen has informed the Board of Directors that he does not desire to be renominated to the Board. The Board intends to appoint Peter M. Thomas as a director on April 27, 1995.

               If the enclosed proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees Anthony A. Marnell II, James A. Barrett, Jr., John
          A. Stuart, Thomas Y. Hartley and Peter M. Thomas for terms of office expiring at the next annual meeting of stockholders. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

               Any vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders.

               The Company, through a wholly owned subsidiary, Rio Properties, Inc. ("Rio Properties"), owns and operates the Rio Suite Hotel & Casino (the "Rio") in Las Vegas, Nevada. The Company and each director who has been required by the Nevada Gaming Authorities (as defined below) to be found suitable, and each controlling person have been "found suitable" by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the "Nevada Gaming Authorities"). Future new members of the Board of Directors, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities. Should any such new director not be found suitable or should any director later be found not to be suitable by the Nevada Gaming Authorities, that person will not be eligible to continue serving on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

               The following stock ownership information is furnished with respect to each member of the Board of Directors and the biographical information is furnished with respect to each member of the Board of Directors whose term is expected to continue after the 1995 annual meeting, each of whom, unless otherwise indicated, has served as a director continuously since the year shown opposite his name. There are no family relationships between or among any directors or executive officers of the Company. The statements as to beneficial ownership of Common
          Stock of the Company as to each such person are based upon information furnished by him.

                                            Common Stock
                                            Beneficially
                                               Owned
                                           on February 28,
                                               1995

                                             Beneficial
                               Director     Ownership of      Percent of
                                Since     Common Stock(1)      Class(2)

          Anthony A. Marnell     1986       5,035,780(3)        23.3%
          II


          James A. Barrett,      1986         225,741(4)         1.1%
          Jr.

          John A. Stuart         1989          33,000(5)          *

          Thomas Y. Hartley      1990          25,000(6)          *

          Dean P. Petersen       1994       1,110,910(7)         5.2%

          Peter M. Thomas     Nominee(5)        5,000(9)          *

          ________________
               *Less than one percent.

               (1)Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned by them.

               (2)Includes shares issuable upon exercise of options which are exercisable within 60 days of the indicated date.

               (3)Mr. Marnell is a control person; for further information on Mr. Marnell's stockholdings, see "Voting Securities."

               (4)For further information on Mr. Barrett's stockholdings, see "Voting Securities".

               (5)Includes options to purchase 22,000 shares exercisable (but not 1,000 shares not yet exercisable) to Mr. Stuart under the Directors' Plan.

               (6)Includes options to purchase 22,000 shares exercisable (but not 1,000 shares not yet exercisable) to Mr. Hartley under the Directors' Plan. Three thousand of Mr. Hartley's shares are held in an individual retirement account.

               (7)See "Voting Securities."

               (8)The Board of Directors intends to appoint Mr. Thomas to the Board of Directors on April 27, 1995.

               (9)Mr. Thomas' shares are held in a managed investment account in which he shares voting and investment power.

               ANTHONY A. MARNELL II, age 46, has been Chairman of the Board of the Company and its subsidiaries since 1986, and Chief
          Executive   Officer   since   1990.    He  has  been  controlling
          stockholder of Marnell Corrao and of Marnell Corrao's wholly owned subsidiary, Marnell Corrao Associates, Inc. ("Marnell Corrao Associates"), a leading hotel-casino general contractor, since 1982; and President and controlling stockholder of Anthony
          A. Marnell II, Chtd. ("Marnell Chartered"), an architectural firm, since 1982, each of which is based in Las Vegas, Nevada. Mr. Marnell is a licensed architect.

               JAMES A. BARRETT, JR., age 43, is President and Chief Operating Officer of the Company, President of Rio Properties, and a director of the Company and each of its subsidiaries. Mr. Barrett has been President and a director of the Company since July 1986 and Chief Operating Officer since October 1990. Since August 1986, Mr. Barrett has been the Treasurer, and since August 1989, a director of Marnell Corrao. Mr. Barrett has been a certified public accountant since 1975.

               JOHN A. STUART, age 43, has been a member of the Board of Directors of the Company since 1989. Since February 1991, he has been President of John Stuart & Company, Inc., a firm specializing in employee benefits, consulting and insurance brokerage. Prior thereto, he was the President of Insurance Services Corporation of Nevada, Inc., a full service insurance brokerage firm also located in Las Vegas.

               THOMAS Y. HARTLEY, age 61, has been a member of the Board of Directors since 1990. Since April 1991, Mr. Hartley has served as President and Chief Operating Officer of Colbert Golf Design and Development, a Las Vegas-based golf course design and development company. From September 1988 to April 1991, Mr. Hartley served as President and Chief Operating Officer of Jim Colbert Golf, Inc., a Las Vegas-based golf course development and management company. Prior to 1988, Mr. Hartley was area managing partner for the Las Vegas, Phoenix, Tucson, and Reno offices of Deloitte, Haskins & Sells, now known as Deloitte & Touche, an international certified public accounting firm. Mr. Hartley has been a member of the Boards of Directors of Southwest Gas Corporation and its subsidiary Primerit Bank, both in Las Vegas, since March 1991 and of Sierra Health Services, Inc., Las Vegas, Nevada, since June 1992.

               PETER M. THOMAS, age 45, is expected to be appointed to the Board of Directors of the Company on April 27, 1995. Mr. Thomas has served as President, Chief Operating Officer and a Director of Bank of America, Nevada since March 1992. Mr. Thomas recently announced his intention to resign from his position with Bank of America, Nevada and assume a position as Managing Director of the Thomas and Mack Company, a family owned commercial real estate management and development company. It is anticipated this move will be finalized in the second quarter of 1995. From 1982 to 1992, Mr. Thomas was President, Chief Operating Officer and a Director of Valley Bank of Nevada, prior to its acquisition by BankAmerica Corporation in 1992. Mr. Thomas received his law degree in 1975 and is currently a member of the Nevada, Utah and District of Columbia Bar Associations.

               All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors.

          COMPENSATION TO NON-EMPLOYEE DIRECTORS

               Directors' fees were $2,500 per month for 1994 and are $3,000 per month for 1995, and are paid to directors who are not employees of the Company. Certain non-employee directors have been granted options to purchase Common Stock under the Company's 1991 Directors' Stock Option Plan.

               RIO HOTEL & CASINO, INC. 1991 DIRECTORS' STOCK OPTION PLAN. The Directors' Plan authorizes in the aggregate options to purchase up to 100,000 shares of Common Stock to be granted to members of the Company's Board of Directors who are not employed as regular salaried officers or employees of the Company (i.e., non-employee directors). If ratified by the stockholders, aggregate authorized options under the Directors' Plan will be increased to 200,000 shares. See "Ratification of Amendment to 1991 Directors' Stock Option Plan."

               The purpose of the Directors' Plan is to encourage non-employee directors to take a long-term view of the affairs of the Company; to attract and retain non-employee directors; and to aid in rewarding non-employee directors for their services to the Company.

               The Directors' Plan is administered by a committee ("Directors' Plan Committee") of not less than two directors of the Company selected by, and serving at the pleasure of, the Board of Directors. Anthony A. Marnell II and James A. Barrett, Jr. currently serve on the Directors' Plan Committee. Neither Messrs. Marnell nor Barrett are eligible to participate in the Directors' Plan due to their status as employees of the Company. The Directors' Plan Committee, unless permitted by holders of the majority of outstanding Common Stock, does not have any discretion to determine or vary any matters which are fixed under the terms of the Directors' Plan, including, without limitation, which individuals will receive option awards, the number of shares of the Company's Common Stock subject to each such option award, the exercise price of Common Stock covered by an option, or the means of payment which may be used in connection with the exercise of an option.

               Upon election to the Board by the stockholders, an eligible director will receive an initial option grant to purchase 20,000 shares of Common Stock. Thereafter, on the first business day after January 1 of each year, each eligible director will receive an annual option grant to purchase 1,000 shares of Common Stock.

               The option price will be 100% of the fair market value of the Common Stock granted under the option on the date of grant. The options may not be exercised until six months and one day after the date of the grant. All options to be granted under the Directors' Plan will be non-qualified options, the tax treatment of which is determined under Section 422 of the Internal Revenue Code of 1986, as amended.

               In 1994, options were granted for directors Hartley, Stuart and Petersen to purchase 1,000, 1,000 and 20,000 shares, respectively, of Common Stock. On January 3, 1995, options to purchase 1,000 shares were automatically granted to the same persons. As of February 28, 1995, options representing 67,000 shares are currently outstanding of which options representing 64,000 shares are exercisable. The remaining 3,000 options may not be exercised until July 3, 1995.

          BOARD OF DIRECTORS MEETINGS

               The Board of Directors generally meets monthly, and in the twelve months ended December 31, 1994, the Board of Directors held 13 meetings. All directors attended at least 75% of the meetings held.

          COMMITTEES OF THE BOARD OF DIRECTORS

               The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Directors' Plan Committee and the Incentive Plan Committee (the "Incentive Plan Committee"), formerly known as the NSOP Committee.

               The Audit Committee met eight times during the twelve months ended December 31, 1994. The Audit Committee's function is to review reports of certified public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine scope of compliance with any deficiencies; to consider selection of independent public accountants; to review related party transactions; and to make periodic reports on such matters to the Board of Directors. The members of the Audit Committee are Thomas Y. Hartley, John A. Stuart and Dean P. Petersen.

               The Compensation Committee met five times during the twelve months ended December 31, 1994. The Compensation Committee's function is to review and make recommendations to the Board of Directors with respect to the salaries and bonuses of the Company's executive officers.

               The members of the Compensation Committee are Thomas Y. Hartley and Dean P. Petersen.

               The Directors' Plan Committee did not meet during the twelve months ended December 31, 1994. The Directors' Plan Committee administers the Directors' Plan. The members of the Directors Plan Committee are Anthony A. Marnell II and James A. Barrett, Jr.

               The NSOP Committee met five times during the twelve months ended December 31, 1994. The Committee was reconstituted as the Incentive Plan Committee on January 26, 1995 in connection with the Board's adoption of the Incentive Plan. The Incentive Plan Committee is comprised of Thomas Y. Hartley and Dean P. Petersen, and its function is to administer the Incentive Plan and the NSOP, including determining such matters as the persons to whom awards shall be granted, the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards under both plans. The Incentive Plan Committee reports to the Company's Board of Directors regarding all decisions concerning awards granted to Incentive Plan participants.

               Each member of the Audit, Compensation, NSOP, and Directors' Plan Committees of the Board of Directors attended 100% of the committee meetings held.

               The Company anticipates that Peter M. Thomas will also assume positions as a member of the Audit, Compensation, and Incentive Plan Committees.

                          COMPENSATION OF EXECUTIVE OFFICERS

               The following tables set forth compensation received by Anthony A. Marnell II, the Company's Chief Executive Officer, and other executive officers of the Company whose total compensation for the year ended December 31, 1994, exceeded $100,000.

                                                         SUMMARY COMPENSATION TABLE




                                           Annual Compensation                    Long Term Compensation
                              ___________________________________________________________________________________

                                                                                 Awards          Payouts
                                                                        __________________________________
                                                              Other
                                                              Annual    Restricted                           All Other
     Name and                                                 Compen-    Stock       Options/       LTIP      Compen-
     Principal                          Salary      Bonus     sation     Award(s)    SARs(#)(1)    Payouts     sation
     Position                 Year        $           $         $          $             $            $           $
     ____________________________________________________________________________________________________________________

     Anthony A. Marnell II,   1994   $388,465    $    -0-      $-0-       $-0-         -0-          $-0-         $-0-
     Chief Executive          1993    200,000     150,000       -0-        -0-      510,000          -0-          -0-
     Officer of the           1992    150,000         -0-       -0-        -0-       60,000          -0-          -0-
     Company

     James A. Barrett,        1994   $197,692    $    -0-      $-0-       $-0-         -0-          $-0-      $  750(2)
     President of             1993    160,000      40,000       -0-        -0-       85,000          -0-       2,283(2)
     the Company              1992    135,000         -0-       -0-        -0-       30,000          -0-         675(2)

     Harlan D. Braaten,       1994   $142,991    $ 10,000      $-0-       $-0-        4,000         $-0-      $2,165(2)
     Treasurer, and           1993    128,235      30,000       -0-        -0-       16,000          -0-       1,596(2)
     Chief Financial          1992    109,237      25,000       -0-        -0-       15,000          -0-         761(2)
     Officer of the
     Company
     _____________________________________________________________________________________________________________________

     __________________________
     (1)These numbers represent only options granted pursuant to the NSOP; there are no stock appreciation rights.

     (2)These amounts represent the Company's contribution to Mr. Barrett's and Mr. Braaten's 401(K) Plan account.


                                                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  Potential realizable value
                                                                                  at assumed annual rates of
                                                                                  stock price appreciation
                                             Individual Grants                    for option term(1)
                         ____________________________________________________________________________________________________
                                   Percent
                         Options/  of total
                           SARS    options/       Exercise or
                         Granted   SARS granted   base price      Expiration
                         (No.)(2)  to employees     ($/Sh)         date         0%($)      5%($)       10%($)
     Name                          in fiscal yr.
     ___________________________________________________________________________________________________________________________

     Anthony A. Marnell,     -0-      -0-%           $-0-            N/A         $-0-     $   -0-     $    -0-
     II

     James A. Barrett,       -0-      -0-%            -0-            N/A          -0-         -0-          -0-
     Jr.

     Harlan D. Braaten     4,000      1.4%          12.00          12/15/04       -0-      30,187       76,500

     ___________________________________________________________________________________________________________________________

     ________________________
     (1)The amounts shown represent assumed rates of appreciation in the Company's Common Stock.  The actual value, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, as well as the optionholders' continued employment through the five-year vesting period.  There can be no assurance that the value, if any, ultimately realized by the executive will be at or near the values shown above.

     (2)These numbers represent only options granted pursuant to the NSOP; there are no stock appreciation rights.


                                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                   AND FISCAL YEAR-END OPTION/SAR VALUES





                                                                 Number of unexercised         Value of unexercised
                                                                 options/SARS at fiscal        in-the-money options/
                                                                 year-end (No.)(1)             SARS at fiscal year-
                                                                                               end ($)(1)
                              Shares                        ______________________________________________________________
                              acquired on    Value
          Name                exercise (#)   Realized ($)    Exercisable   Unexercisable     Exercisable     Unexercisable
     _____________________________________________________________________________________________________________________

     Anthony A. Marnell II       50,000       625,000          196,000        444,000         $787,250       $226,500

     James A. Barrett, Jr.       15,000       188,438           99,000         86,000         $663,000       $113,250

     Harlan D. Braaten            -0-           -0-             28,000         37,000         $201,375       $166,625
     _____________________________________________________________________________________________________________________

     ________________________
     (1) These numbers represent only options granted pursuant to NSOP; there are no stock appreciation rights.

               NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION
          COMMITTEE AND INCENTIVE PLAN COMMITTEE REPORT AND THE STOCK PERFORMANCE CHART WHICH BEGINS ON PAGE 17 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

          COMPENSATION COMMITTEE AND INCENTIVE PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The  Compensation  and Incentive Plan Committees' philosophy
          regarding  executive  compensation   incorporates  the  following
          themes:

                   Compensation should be competitive within the industry.

                   Compensation should provide incentives to management to
                    increase stockholder value.

                   The level of compensation should  be directly linked to
                    the level of performance by the Company.

                   The level of compensation should be  reflective  of the
                    contribution made by the executive officer toward the achievement of the Company's goals.

               Executive compensation is evaluated at least annually. Similar methodology is followed by both the Compensation and Incentive Plan Committees in arriving at recommendations for executive compensation. Existing compensation levels are reviewed annually and compared with compensation levels of executives in similar capacities with other publicly-held gaming companies. The Company's current financial position and performance for the past year is reviewed, including growth in revenues, operating cash flow generated, and earnings per share. In addition, plans for performance for the upcoming year and future periods are reviewed as to revenue growth and earnings. An evaluation is made as to the degree that the executive, including the Chief Executive Officer, contributes to the achievement of the Company's results and other Company goals. Based on these factors, the Committees make recommendations to the Board of Directors regarding executive compensation, specifically through the three vehicles of annual salary, annual bonus and participation in the Company's Incentive Plan.

               Annual salary recommendations are made to insure that the salaries paid to the Company's executive officers are competitive within the gaming industry. Annual bonus recommendations are made to provide a financial reward for individual achievement above Company-wide goals. Long-term incentives are provided through participation in the Company's NSOP, and in the future, through the new Incentive Plan. This allows the executive officer to have the opportunity to receive compensation, the amount of which is directly linked to the appreciation of the
          Company's Common Stock. This component of the executive compensation package is designed to promote a commitment to the Company beyond the short-term.

               For 1994 and 1995 the Compensation Committee established the Chief Executive Officer's annual salary at $400,000 and $450,000, respectively. The Chief Executive Officer did not receive any NSOP grants during 1994. Also, the Compensation Committee did not approve any bonus to be paid to the Chief Executive Officer during 1994.

          COMPENSATION COMMITTEE And INCENTIVE PLAN COMMITTEE

               March 28, 1995                             Thomas Y. Hartley
                                                           Dean P. Petersen



          STOCK PERFORMANCE CHART

               In January 1990, the Company entered the gaming industry with the opening of the Rio. Until December 30, 1991, the Company's business also included commercial real estate operations. Therefore, in order to provide a representative comparison of the Company's stock performance, the following chart compares the cumulative stockholder return on the Company's Common Stock for the last five years with the cumulative return on the Standard & Poors 500 Composite Stock Index and since 1990, an industry peer group index (based upon companies which are traded on a listed exchange with the same four-digit standard industrial code ("SIC") as the Company (SIC 7990 - Miscellaneous Amusement & Recreation Services)(1) and for 1989 to 1991, a commercial real estate industry peer group index of companies which are traded on a listed exchange.(2) The following chart assumes $100 invested December 31, 1989 in each of the above groups. The total return assumes the reinvestment of dividends.




          ________________________

          (1)The companies are as follows: Alliance Gaming Corporation (formerly United Gaming Inc.), Argosy Gaming Corporation, Aztar Corporation, Bally Entertainment Corporation (formerly Bally Manufacturing Corporation), Black Hawk Gaming & Development Company Inc., Boomtown Inc., Caesars World Inc., Capital Gaming International Inc., Casino America Inc., Casino Magic Corporation, Circus Circus Enterprises Inc., Full House Resorts Inc., Gaming Corporation of America, Grand Casinos Inc., Hollywood Casino Corp., International Gaming Management Inc., Jackpot Enterprises Inc., Lady Luck Gaming Corporation, Lone Star Casino Corporation, Mirage Resorts Inc., Monarch Casino & Resort, Inc., President Casinos Inc. (formerly President Riverboat Casinos), Promus Companies Inc., Resorts International, Sahara Gaming Corporation, Sands Regent, Showboat Inc., Station Casinos Inc., and Winners Entertainment Inc.

          (2)The companies are as follows: American Real Estate Partners L.P., Angeles Corporation, Arbor Property Trust (formerly EQK Green Acres L.P.), Capital Properties Incorporated, Catellus Development Corporation, C.F. Income Partners L.P., Forest City Enterprises, Inc., Gould Investors, L.P., Grubb and Ellis Company, Hallwood Realty Partners L.P., Intergroup Corporation, Kimco Realty Corporation, Koger Properties Inc., L.T.C. Properties Inc., MHI Group Inc., Midwest Real Estate Shopping Center L.P. (formerly Equitable Real Estate Shopping Center), Milestone Properties Inc., New Mexico and Arizona Land Company, Omega Health Care Investors Inc., Omnidentix Systems Corporation, Pacesetter Homes Inc., Pacific Gateway Properties Inc., Pope Resources/Delaware L.P., Roberts Pharmaceutical Corp., Shopco Laurel Centre L.P., South West Property Trust Inc. (formerly Southwestern Property Trust Inc.), United Capital Corporation, U.S. Restaurant Properties (formerly Burger King Investors), Vornado Realty Trust.

                                                        (OMITTED PERFORMANCE GRAPH)



                                        Base
                                        Period         Return         Return         Return         Return         Return
            Company/Index Name           1989           1990           1991           1992           1993           1994
          _______________________________________________________________________________________________________________
          Rio Hotel & Casino, Inc.        100           24.05          27.85         102.53         162.03         122.78
          S&P 500 Index                   100           96.89         128.42         136.05         149.76         151.74
          Gaming Peer Group               100           66.72         102.75         160.94         241.94         170.58
          Real Estate Peer Group          100           51.52          59.19


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          GENERAL

               Anthony A. Marnell II, Chairman of the Board, Chief Executive Officer, and largest stockholder of the Company, is the controlling stockholder and Chief Executive Officer of Marnell Chartered and Marnell Corrao, parent corporation of Marnell Corrao Associates. Marnell Corrao holds a majority ownership interest in MCP, a general partnership engaged in real estate development, and Mr. Marnell is sole stockholder of Focus 2000, Inc. ("Focus 2000"). Mr. Barrett, President, Chief Operating Officer, and a director of the Company, is a general partner of MCP and is the Secretary, Treasurer, and a director of Marnell Corrao and its subsidiaries.

          CONSULTING, CONSTRUCTION, AND ARCHITECTURAL SERVICE  TO  AND  BY
          AFFILIATES

               Marnell Corrao and Marnell Chartered provided design and construction services for various Rio expansion projects. The Marnell Corrao construction contract for the second Rio tower, completed in October 1993, was for an amount not to exceed $33,327,093, the contract for the public area expansion completed in November 1994 was for an amount not to exceed $22,000,000, and the contract for the third Rio tower scheduled for completion in March 1995 is for an amount not to exceed $60,500,000. In the year ended December 31, 1994, the Company paid a total of $48,499,873 in connection with these contracts. Design contracts with Marnell Chartered for these same projects were in amounts not to exceed $1,350,000, $880,000, and $2,469,836, respectively.
          In the year ended December 31, 1994, Marnell Chartered was paid a total of $1,916,475 in connection with these projects.

               The  original  1989 Rio construction loan ("Original  Loan")
          required that the Company, Marnell Corrao, Marnell Corrao Associates, MCP, Anthony A. Marnell II and his personal family trust, James A. Barrett, Jr. and Maureen M. Barrett and their family trust and Focus 2000 (collectively, the "Loan Guarantors") enter into certain guarantees ("Guarantees") of payment of all obligations under the Original Loan.

               In February 1989, in consideration of the Guarantees, the Company agreed to pay the Loan Guarantors (excluding Focus 2000) $250,000 per year, commencing with the fiscal year ending December 31, 1990 and continuing through the fiscal year ending December 31, 1994, for each year in which the Company's share of net earnings before taxes from the Rio equals or exceeds $900,000.

               The agreement provided for up to a two year extension if the Loan Guarantors did not receive the full $1,250,000 by December 31, 1994. No amounts were paid thereunder for the years ended December 31, 1990 and 1991, and the Loan Guarantors received payments of $250,000 in December 1992, December 1993 and December 1994, respectively. The agreement will be extended through December 31, 1996. In the event there is a change in control of the Company, or the Company sells its interest in the Rio, the full remaining unpaid amount will be immediately due and payable to the Loan Guarantors. In 1993, the personal guarantees under the former bank loan were replaced with provisions that will trigger events of default should Anthony A. Marnell II voluntarily allow his stockholdings in the Company to fall below 10% or fall below the stockholdings of another holder, or if Messrs. Marnell or Barrett cease for a period of 30 consecutive days to hold their respective executive officer positions. Therefore, the agreement with the Loan Guarantors was amended to terminate the Loan Guarantor payments in the event that said events of default are triggered by voluntary act of the respective Loan Guarantors.

          SERVICES PROVIDED BY RELATED PARTIES

               Entities in which John A. Stuart is a principal stockholder and executive officer earned commissions totaling $124,912 for the year ended December 31, 1994, arising out of the acquisition and administration of various insurance coverages by the Company.

               The Company reimbursed Focus 2000 for certain travel and other expenses advanced on behalf of or supplied to the Company during the year ended December 31, 1994 of approximately $142,900.

          CERTAIN REAL ESTATE TRANSACTIONS WITH FOCUS 2000

               On December 30, 1991, the Company sold to Focus 2000 certain non-Rio real estate assets. Focus 2000 granted a right of first refusal to the Company to operate gaming on one of the properties sold (the "Old Vegas Site") for the lesser of the purchaser's ownership or 120 months. Focus 2000 also agreed for a period up to 120 months to return 100% of sale proceeds from any subsequent sale of the Old Vegas Site in excess of $7,000,000, less Focus 2000's defined holding costs. Focus 2000 agreed (the "Focus Participation Agreement") for a period of up to 48 months to return, on a declining basis, sale proceeds less defined holding costs on certain of the other assets sold which included the general partnership interest in MarCor Green Valley Partnership (as defined below) and the Warehouse Site (as defined below). In order to preserve the ability to develop a casino on the Old Vegas Site without the requirement of building a hotel, as required by certain Nevada legislation, Focus 2000 advised the Company in June 1992 that Focus 2000 intended to proceed with development of the Old Vegas Site. Focus 2000 requested that the Company determine whether it would exercise its right of first refusal. At the time, the Board of Directors determined that the Company did not want to divert its efforts and resources away from the Rio. Therefore, the Company assigned the right of first refusal to Messrs. Barrett and Marnell with a reserved right to assume the assigned interest for reimbursement of expenses incurred in filing the gaming applications and otherwise in connection with this project, plus interest equal to two percent above the prime rate of First Interstate Bank of Nevada, N.A.
          Messrs. Barrett and Marnell were directed to enter into an agreement with Focus 2000 and thereafter filed gaming applications with the Nevada State Gaming Control Board and Nevada Gaming Commission. Focus 2000 is currently exploring development options or a sale of the Old Vegas Site. On April 1, 1994, Focus 2000, through a limited partnership ("MarCor Green Valley Partnership"), sold a parcel of unimproved real property ("Green Valley Site") located in Henderson, Nevada. Pursuant to the Focus Participation Agreement, the sale of the Green Valley Site resulted in a $975,936 profit participation paid to the Company. Various issues involving the events prior to and during the sale of the Green Valley Site are the subject of a pending lawsuit between MarCor Green Valley Partnership, Focus 2000, the Company and the limited partners of MarCor Green Valley Limited Partnership. A favorable outcome in that litigation may produce additional profit participation to the Company pursuant to the Focus Participation Agreement. Since the Company and one of its subsidiaries, as well as Messrs. Marnell and Barrett, are named as parties to the lawsuit, an adverse ruling could produce a damage cost to the Company.

               On January 25, 1995,  the  Company agreed to repurchase from
          Focus 2000 improved real property ("Warehouse Site") adjacent to the Rio. The $3,203,191 purchase price is based upon an independent appraisal valuation, less credit for net rental proceeds during the term of the escrow and profit participation pursuant to the Focus Participation Agreement (of $496,809). The Warehouse Site purchase was finalized in March 1995.

          BANKING RELATIONSHIPS

               Peter M. Thomas, who is expected to be appointed to the Board of Directors on April 27, 1995, is President, Chief Operating Officer and a Director of Bank of America, Nevada, a subsidiary of BankAmerica Corporation. Bank of America and Bank of America, Nevada are participant banks in the Company's primary credit facility in an amount up to $125,000,000, which is described in more detail in the Company's Annual Report on Form 10-K for the Year Ended December 31, 1994, and Bank of America, Nevada provides regular commercial banking services to the Company.

          INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 78.751 of Chapter 78 of the Nevada Revised Statutes,
          Article  XII  of  the Company's  Articles  of  Incorporation  and
          Article XIII of the Company's Bylaws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation provision requires the Company to indemnify such persons to the full extent permitted by Nevada Law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

               The Company's Articles of Incorporation also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Company presently has directors' and officers' liability insurance in effect.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                       * * * *

               The Company believes that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board of Directors review related party transactions.

                             APPROVAL AND RATIFICATION OF
                          THE 1995 LONG-TERM INCENTIVE PLAN

          INTRODUCTION

               The Board of Directors of the Company adopted the 1995 Long-Term Incentive Plan ("Incentive Plan") on January 26, 1995. The Incentive Plan must also be approved by a majority of the Company's stockholders present, or represented, and entitled to vote at the annual meeting.

          PURPOSE

               The Incentive Plan is intended to promote the interests of the Company and its subsidiaries by offering those executive officers, key employees, and outside consultants of the Company who are primarily responsible for the management, growth, and success of the business of the Company, the opportunity to participate in a long-term incentive plan designed to reward them for their services and to encourage them to continue in the employ of, or to provide services to, the Company.

               Options and restricted stock are intended to be granted primarily to those persons who possess the capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options and restricted stock awards are to be made are to be determined from time to time by the Incentive Plan Committee (which was formerly known as the NSOP Committee), in its discretion, it is impossible at this time to indicate the precise number, names, or positions of persons who will receive options or restricted stock awards or the number of shares for which options or restricted stock awards will be granted to any such employee or consultant. Based upon the experience of the Company's NSOP over the past three years, the Company anticipates that approximately 100 employees and five consultants will participate in the Incentive Plan over the next three fiscal years; however, no assurance can be given as to the exact number of participants.

               Subject to adjustment by reason of stock splits or other capital adjustments, an aggregate of 2,000,000 shares of Common Stock is reserved for issuance in connection with the Incentive Plan. Participants may each be granted options to purchase up to a maximum of 500,000 shares in any one year. Unless the context clearly indicates to the contrary, the term "Option" used herein shall mean either an incentive stock option or a non-statutory stock option, and the term "Optionee" shall mean any person holding an Option granted under the Incentive Plan. The following summary of the principal features of the Incentive Plan is not intended to be complete and is qualified in its entirety by reference to the Incentive Plan. A copy of the Incentive Plan may be obtained from the Company upon the written request of any stockholder received by the Company before the upcoming annual meeting of stockholders.

               Approval of the Incentive Plan by the Company's stockholders is one of the conditions of Rule 16b-3, a rule promulgated by the Securities and Exchange Commission (the "Commission") that provides an exemption from the operation of the "Short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), with respect to the acquisition of options, the use of already owned Common Stock as payment of the exercise price for options granted under the Incentive Plan, and certain transactions by officers and directors of the Company. As of February 28, 1995, no Options have been granted under the Incentive Plan. The Common Stock underlying Options granted pursuant to the Incentive Plan traded at a closing price of $12 3/8 share on February 28, 1995 as reported by the Nasdaq National Market.

          ADMINISTRATION AND ELIGIBILITY

               The  Incentive  Plan  is  administered  by   the   Company's
          Incentive Plan Committee (formerly known as the NSOP Committee), consisting of not less than two non-employee directors of the Company selected by, and serving at, the pleasure of the Company's Board of Directors. Directors who are also employees of the Company or any of its subsidiaries, or who have been such employees within one year, may not serve on the Incentive Plan Committee. Based upon the recommendations from the Company and its operating subsidiaries, the Incentive Plan Committee determines the persons to whom awards shall be granted ("Participants"), the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards. The Incentive Plan Committee also interprets the Incentive Plan and makes recommendations for its administration. Only employees who serve as executives and other key employees of the Company or its operating subsidiaries, the Company's employee-directors, and certain outside consultants are eligible for selection as Participants in the Incentive Plan.

          OPTION PRICE

               Options granted under the Incentive Plan will have an exercise price equal to the last reported sale price of the Common Stock on the Nasdaq National Market, or such other stock exchange on which the Common Stock may be listed from time to time, on the date of grant.

               Options may be exercised by payment of the option price in full (i) in cash, (ii) in Common Stock, including Common Stock underlying the Option being exercised, having a fair market value equal to such Option price, or (iii) a combination of cash and Common Stock, including the Common Stock underlying the Option being exercised.

          OPTION TERM

               An Option may be exercised no earlier than six months and one day from the date of grant. An Option may not be transferred or assigned other than by will or the laws of descent and distribution.

               Except in special circumstances, each Option shall expire on the tenth anniversary of the date of its grant and shall be exercisable according to a vesting schedule to be determined by the Incentive Plan Committee. The Incentive Plan Committee may include in any Option instrument, initially or by amendment at any time, a provision making any installment exercisable at such earlier date, if the Incentive Plan Committee deems such provision to be in the interest of the Company or its subsidiaries, or necessary to realize the reasonable expectation of the Optionee.

          TERMINATION OF OPTION

               If an Optionee ceases to be employed by the Company or a subsidiary, except by reason of death or retirement, the Optionee must exercise an option within the earlier of either the tenth anniversary after the date of grant, or three months after the date such Optionee's employment ends. In the event of termination of employment due to retirement, all options granted to such Optionee and exercisable on the date of the Optionee's retirement shall expire on the earlier of the tenth anniversary after the date of grant or the date of the second anniversary of such Optionee's retirement. Any installment not exercisable on the date of such termination or retirement shall expire and thenceforth be unexercisable. In the event of termination of employment due to the death of the Optionee, the Option may be exercised, to the extent of the number of shares that the Optionee could have exercised on the date of the Optionee's death, by the Optionee's estate, personal representative, or beneficiary who acquires the Option by will or by the laws of descent and distribution. Such exercise must be made at any time prior to the earlier of the tenth anniversary after the date of grant or the first anniversary of such Optionee's death. On the earlier of such dates, the Option shall terminate.

          FEDERAL TAX CONSEQUENCES

               Optionees of incentive stock options will not recognize taxable income as a result of the grant or exercise of such options. If the Optionee does not dispose of the stock transferred to the Optionee within two years from the date of the grant and within one year after the stock is transferred to the Optionee, then any gain or loss recognized on the disposition of the stock will be a long-term capital gain or loss equal to the difference between the amount realized by the Optionee and the option price. However, the difference between the option exercise price and the fair market value of the shares on the option exercise date will be treated as a tax preference item subject to alternative minimum tax. The Company will not be entitled to any tax deduction in connection with the grant or exercise of any incentive stock option. However, if stock acquired pursuant to an incentive stock option is disposed of before the holding periods described above expire, then the excess of fair market value (but not in excess of the sales proceeds) of such stock on the option exercise date over the option price will be treated as compensation income to the Optionee in the year in which such disposition occurs and the Company will be entitled to a commensurate income tax deduction. Any difference between the sales proceeds and the fair market value of the stock on the option exercise date will be treated as a long-term capital gain or loss if the shares were held more than one year after the option exercise date.


               Except as provided in the next paragraph below, the Optionee of a non-statutory stock option, upon exercise, must include in ordinary income subject to federal taxation an amount equal to the excess of the fair market value of the stock acquired at date of exercise over the aggregate price paid pursuant to the Option for such stock. Accordingly, the Company may, as a condition to the exercise of a non-statutory stock option, deduct from payments otherwise due to the Optionee the amount of taxes to be withheld by virtue of such exercise or require that the Optionee pay such withholding to the Company or make other arrangements satisfactory to the Company regarding the payment of such taxes.

               When an officer or director who is subject to Section 16(b) of the Exchange Act exercises a non-statutory stock option, no income is recognized for federal income tax purposes at the time of exercise unless the Optionee makes an appropriate election within thirty days after the date of exercise, in which case the rules described in the preceding paragraph would apply. If such an election is not made, the Optionee will recognize ordinary income on the date that is six months after the date of the exercise (generally, the first day that the sale of such shares would not create liability under Section 16(b) of the Exchange
          Act). The ordinary income recognized will be the excess, if any, of the fair market value of the shares on such later date over the option exercise price, and the Company's tax deduction will also be deferred until such later date.

               The effect of the alternative minimum tax may not be delayed for six months after exercise of incentive stock options by an officer or director subject to Section 16 of the Exchange Act.

               Optionees should consult their own tax counsel as to the consequences under federal, state and local tax laws upon the grant and exercise of the Options on the subsequent sale of the stock.

          RESTRICTED SHARE AWARDS

               Under the  Incentive  Plan, the Incentive Plan Committee may
          also award Participants restricted shares of Common Stock. Under the Incentive Plan, all restricted shares will be forfeited to the Company or the applicable operating subsidiary if a Participant fails to be continuously employed with the Company or any of its subsidiaries during the restriction period.

               The restricted shares may not be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of by a Participant during the longer of the restriction period relating to a restricted share award as determined by the Incentive Plan Committee, or six months and one day from the date of the restricted share award.

               The Incentive Plan Committee may require a Participant to enter into an escrow agreement in which the restricted shares are to remain in the physical custody of the Company. Each restricted share certificate shall bear a legend referring to such restrictions.

               Notwithstanding the restrictions, a recipient of a restricted share award will have all the rights of a stockholder of the Company including the right to vote the restricted shares and the right to receive all dividends or other distributions made with respect to the restricted shares.

               The Incentive Plan Committee may, in its discretion, remove the share restrictions in the event a Participant terminates employment due to death, total and permanent disability, retirement, or discharge other than discharge for cause. Moreover, the Incentive Plan Committee may shorten the restriction period or remove any or all share restrictions if, in the exercise of its absolute discretion, the Incentive Plan Committee determines that such action is in the best interest of the Company and equitable to the Participant.

               A Participant may, with the consent of the Incentive Plan Committee, designate a person or persons to receive, in the event of death of the Participant, any vested restricted shares to which the Participant would then be entitled.

          CHANGE IN CONTROL OF THE COMPANY

               In the event of a change in control, as defined under the Incentive Plan, all restrictions on restricted shares will lapse and vesting on all stock options which have not yet vested will accelerate to the change of control date.

          TERM AND AMENDMENT OF PLAN

               The Incentive Plan shall expire on January 30, 2005, except with respect to Options and restricted shares outstanding on that date. The Board of Directors may terminate or amend the Incentive Plan in any respect, at any time; provided, however, without the approval of the holders of a majority of the outstanding Common Stock; the total number of shares that may be sold, issued, or transferred under the Incentive Plan may not be increased (except for proportional adjustment for stock dividend or split, recapitalization, merger, consolidation, spin-off, or other similar corporate changes); the eligibility requirements for participation may not be modified; the exercise price of an Option cannot be reduced; and the termination date of the Incentive Plan may not be extended.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVAL AND RATIFICATION OF THE 1995 LONG-TERM INCENTIVE PLAN

                             RATIFICATION OF AMENDMENT TO
                          1991 DIRECTORS' STOCK OPTION PLAN

               On March 28, 1995, the Board of Directors amended the Directors' Plan to permit the granting of options thereunder for up to a total of 200,000 shares of the Company's Common Stock, including reserving such shares for issuance pursuant to future exercises of options granted thereunder. Currently, only 100,000 shares of the Company's Common Stock are reserved for issuance under the Directors' Plan. Of these shares, 20,000 shares have been issued to a former director pursuant to his exercise of options granted under the Directors' Plan and options representing 67,000 shares are currently outstanding. Therefore, only 13,000 shares remain available for issuance under the Directors' Plan.

               Peter M. Thomas has been nominated for election to the Board of Directors and upon his election will be eligible to receive an initial option grant to purchase 20,000 shares of Common Stock under the Directors' Plan. Therefore, the number of shares authorized under the Plan must be increased in order to accommodate the election of Mr. Thomas to the Board and satisfy the Company's continuing obligations to the Directors under the Plan. The Board of Directors believes it is in the best interests of the Company to have additional shares available under the Directors' Plan to accommodate future needs.

               For a description  of the Directors' Plan, see "Compensation
          to  Non-Employee  Directors-Rio   Hotel   &   Casino,  Inc.  1991
          Directors' Stock Option Plan."

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
            RATIFICATION OF THE AMENDMENT TO THE RIO HOTEL & CASINO, INC.
                          1991 DIRECTORS' STOCK OPTION PLAN.

                     INTEREST IN CERTAIN MATTERS TO BE ACTED UPON

               Non-Employee   Directors   of  the  Company  who   will   be
          participants in the Directors' Plan will benefit from the ratification of the Amendment increasing the number of shares authorized under the Plan. Moreover, the Company's executive officers and employee-directors who are eligible to participate in the Incentive Plan will directly benefit from its ratification.

                            COMPLIANCE WITH SECTION 16(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

               Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and stockholders holding more than 10% of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

               To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all reports required under
          Section 16(a) were filed as required by its officers, directors and greater than ten-percent beneficial owners by the date such reports were due.

                            INDEPENDENT PUBLIC ACCOUNTANTS

               The Company's independent accountants are Arthur Andersen & Co. Arthur Andersen & Co. has audited the Company's books since the audit of the year ended February 29, 1988, and is expected to have a representative present at the stockholders' meeting who will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

               The Company has not yet formally engaged an accountant to audit the Company's financial statements for the year ended December 31, 1995.

                                  VOTING PROCEDURES

               A majority of a quorum of stockholders present in person or represented by proxy voting "FOR" the election of the nominees to the Board of Directors is sufficient to approve the matters being voted on at the meeting.

               A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting. Abstentions are effectively treated as votes "AGAINST" the election of the nominees to the Board of Directors, the approval and ratification of the adoption of the Incentive Plan and the ratification of amendment to the Directors' Plan. Neither the Company's Articles, Bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes.

               The Company will appoint three inspectors of election to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other act which may be proper to conduct the election or vote with fairness to all stockholders.

                         1996 ANNUAL MEETING OF STOCKHOLDERS

               The next annual meeting of stockholders will be held on or about May 21, 1996. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's Proxy Statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Securities Exchange Act of 1934 and must submit the proposal to the Company and such proposal must be received no later than December 8, 1995.

                                    OTHER BUSINESS

               The Board of Directors does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment.

               The Company's 1994 Annual Report to Stockholders, including financial statements for the twelve months ended December 31, 1994, accompanies these proxy materials, which are being mailed to all stockholders of the Company as of April 3, 1995.

                                        By order of the Board of Directors,


                                        /S/ SUSAN L. JOHNSON
                                        Susan L. Johnson, Secretary

          DATED:  April 4, 1995



          THE COMPANY'S ANNUAL REPORT ON SEC FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THIS ANNUAL MEETING. TO OBTAIN A COPY OF THE FORM 10-K, WRITTEN REQUEST MUST BE MADE TO THE COMPANY AND THE REQUESTING PERSON MUST REPRESENT IN WRITING THAT HE WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES AS OF APRIL 3, 1995.

          REQUESTS SHOULD BE ADDRESSED TO:

                         Rio Hotel & Casino, Inc.
                         Attention:  Susan L. Johnson, Secretary
                         3700 West Flamingo Road
                         Las Vegas, Nevada 89103


                                           RIO HOTEL & CASINO, INC.
                            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 1995
                                     SOLICITED BY THE BOARD OF DIRECTORS

               The undersigned stockholder  of  Rio  Hotel  &  Casino,  Inc.  (the "Company") hereby acknowledges receipt of the Notice of Meeting of Stockholders, Proxy Statement, and Annual
          Report  to  Stockholders  in  connection  with the Annual Meeting of Stockholders  of  the
          Company to be held at the Grand Sugarloaf Room,  Rio  Suite  Hotel  &  Casino,  Las Vegas,
          Nevada, on Tuesday, May 16, 1995, at 10:00 o'clock in the morning, local time, and  hereby appoints  Anthony  A.  Marnell  II  and  James  A.  Barrett, Jr., and each or any of them, proxies, with power of substitution, to attend and to  vote  all  shares  the  undersigned would  be  entitled  to  vote  if  personally  present  at  said annual meeting and at any adjournment thereof.  The proxies are instructed to vote as follows:


          (1) Election of Directors:    FOR                     WITHHELD



                           NOMINEES: Anthony A. Marnell II, James A. Barrett, Jr.,
                            John A. Stuart, Thomas Y. Hartley and Peter M. Thomas

                                 (INSTRUCTION: to withhold authority to vote
                            for any individual nominee, write that nominee's name
                                        on the space provided below):

                            _____________________________________________________


          (2)  Approve and ratify the 1995 Long-Term Incentive Plan.

                         For          Against        Abstain

          (3)  Approve and ratify an amendment to the 1991 Directors' Stock Option Plan.

                         For          Against        Abstain

          (4)  In their discretion, upon such other matters as may properly  come  before the annual meeting.



          THE  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION  IS
          MADE,  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED,
          IN FAVOR  OF  APPROVAL  AND RATIFICATION OF THE 1995 LONG-TERM INCENTIVE PLAN, IN FAVOR OF
          APPROVAL AND RATIFICATION  OF AN AMENDMENT TO THE 1991 DIRECTORS' STOCK OPTION PLAN AND IN
          THE DISCRETION OF THE PROXIES  ON  OTHER  MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL
          MEETING.


                                   Date:___________________________, 1995


          Signature(s)   ______________________________


                         ______________________________


                         ______________________________


                         ______________________________

                                   NOTE: PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS.

                                   Date the Proxy in  the space provided.  If shares are held in the
                                   name of two or more  persons,  all  must  sign.   When signing as
                                   attorney,  executor,  administrator,  trustee, or guardian,  give
                                   full  title  as  such.   If  signer is a corporation,  sign  full
                                   corporate name by duly authorized officer.

